EXHIBIT 99.1


                                                     Contact: John F. Burns, CFO
                                                                    781-505-8106
                                                                 jburns@utix.com

[GRAPHIC OMITTED]
   Experiences
----------------
 Above All Else


                    UTIX GROUP CEO ISSUES OPERATIONAL UPDATE

         CORPORATE PREMIUM GIFT, INCENTIVE AND CONSUMER REWARD PROGRAMS
                         GAINING NOTABLE SALES TRACTION

BOSTON, MA - (PR NEWSWIRE) - MAY 2, 2005 - In a letter to Company shareholders, Tony Roth, Chief Executive Officer of Utix Group, Inc. (OTCBB:UTXG), an issuer and marketer of prepaid experience gift tickets, provided the following update related to general operations, fundamental successes and areas of concentrated growth for the Company.

"I am pleased to report that due largely to the strength of our strategic partnerships with Discover(R) Financial Services, WildCard Systems and InComm, coupled with the dedicated efforts of the entire Utix team, in less than ten month's time we have successfully transitioned Utix Group from a narrowly focused, antiquated paper voucher gift ticket company into a commanding industry innovator that is rapidly redefining the gift, incentive and promotional market place.

"Our highly unique and proprietary single-use, pre-paid `experience' tickets are delivering businesses and consumers, alike, a `WOW' factor that traditional cash gift cards simply can not match. Moreover, the investments we've made in our patent-pending custom accounting and ticket reporting technology, product and merchant development, market testing capabilities and corporate infrastructure enhancements has helped us to create a platform that can ultimately scale to deliver potentially significant revenue dollars.

"When we formed our alliance with Discover(R) in June 2004, we believed then that we had found the key to penetrating a myriad of leisure markets that would fuel our business growth exponentially. We were right.

"As expected this strategic partnership, which enables consumers to redeem our prepaid experience gift tickets at thousands of venues across the country utilizing the Discover(R) Network, has resulted primarily due to the SBC/Yahoo program in BETTER THAN A TEN-FOLD INCREASE in Utix prepaid gift tickets being placed into national distribution when compared to the same period the year before. More specifically, since the system launch in July 2004, Utix has issued nearly ONE MILLION tickets on the Discover(R) Network - up from 80,000, and currently ranks Utix among the top privately branded issuers on the Discover(R) Network.

"Our ongoing success with Discover could not be possible were it not for our strategic partner, WildCard Systems, the global solutions leader in turnkey host-based prepaid cards and custom stored-value products. It is with the able assistance of WildCard working in concert with Discover that Utix can ensure that merchants need not change their point-of-sale process to enable customers to redeem their Utix prepaid experience tickets at participating venues.

Empowered with a scalable systems platform in place, Utix's talented sales and marketing team has concentrated on building and enhancing our primary distribution channels - direct corporate sales and consumer sales at retail sites. The collective results, thus far, have been nothing short of impressive.

"In an unprecedented gift-with-purchase campaign we launched late last year in association with our customer SBC/Yahoo!, Utix provided tickets good for four admissions to Disney/Pixar's Oscar-nominated THE INCREDIBLES movie. This single campaign produced an astounding response rate and generated over 374,000 tickets to subscriptions for SBC/Yahoo!'s DSL services - which, substantially exceeded new customer acquisition forecast. SBC declared it was a very successful promotion. Consequently, the success of this innovative corporate incentive program has proven to be a catalyst for Utix to enter negotiations for a number of new movie-themed member acquisition campaigns with other major corporations. I'm looking forward to detailing these new customer wins for you in the coming weeks and months.

"Utix corporate sales incentive programs, in general, continue to be an exciting area of focused growth for us. Without question, our prepaid experience gift tickets are fast earning distinction as the perfect value-added enhancement to consumer rewards or corporate recognition programs, for new customer acquisition and retention, and a broad range of promotional offerings. In fact, a recent Nilson Report (April 2005) reflected that seven of the top ten most active credit card providers - Citigroup, JP Morgan Chase, Capital One, American Express, MBNA, Discover and Bank of America - now all feature Utix prepaid gift experiences in their affinity rewards programs.

"Clearly, the intended promotional power of our product offerings is producing desired results for our corporate customers. In fact, Verizon recently expanded its Utix gift card selection included in its VERIZON BUSINESS LINK REWARDS program and is now offering Utix Golf, Ski, Spa and Movie Experience Tickets to help build customer loyalty and reward high-volume usage of the Company's telecommunications services.

"On the retail front, we have been aggressively preparing for the upcoming holiday gift giving season. This Fall, we plan to unveil an enhanced e-commerce web site featuring our prepaid gift tickets bundled with personalized greeting cards appropriate for all gift-giving occasions. In addition, we have been working closely with our strategic partner InComm, a leading prepaid card provider to over 40,000 retail outlets, to significantly expand our point-of-sale presence at many of the nation's leading mass merchants. This effort has resulted in a number of new retail expansion and merchandizing opportunities being negotiated with a number of highly visible retailers for the 2005 holiday season. We will be announcing those new contracts as soon as they are finalized.

"In response to expressed demand from our corporate customers and consumers, alike, Utix has begun an expansion initiative related to our overall product offering. The popularity of our golf, ski, spa and movie experiences has given loft to the development of a number of new experience products and product extensions that we look forward to formally unveiling in the coming weeks. Not only are these new product offerings designed to extend the Utix brand into new and exciting vertical markets, they will also provide a much broader spectrum of experiences, thus creating new revenue channels for the Company.

"As you can see, Utix has made extraordinary strides over the past ten months, and in short order, has successfully positioned our Company to become a truly compelling and emerging force within the $71.5 billion prepaid gift card market. Looking ahead, it is our intent to leverage the growing popularity and scalability of our products, marketing services and systems platform to target the country's leading promotional and marketing agencies. Moreover, we plan to also concentrate resources on gaining further traction in expanding our national retail presence as we progress through this year.

"In closing, I'd just like to say that the future is filled with great promise for Utix, and we're glad that you're with us," concluded Roth.

ABOUT UTIX GROUP, INC.

Utix, formerly Corporate Sports Incentives, was founded in 1986 as a corporate premium gift, incentive and consumer reward Company. Based in Burlington, Massachusetts, Utix has successfully marketed its proprietary Utix prepaid experience products, including Golf, Ski, Spa and Movie Tickets to the business-to-business industry and retail marketplace. As an authorized DISCOVER Network Issuer, Utix offers prepaid experience tickets nationwide, allowing recipients to enjoy a specific experience at more than 10,000 nationwide locations of their choosing. For more information about the Company, please visit our website at WWW.UTIX.COM.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PRESS RELEASE, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT," "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THIS PRESS RELEASE REFLECTS OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; THE COMMERCIAL VIABILITY OF OUR RETAIL GIFT CARD PLATFORM AND OFFERINGS; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AVAILABILITY OF QUALIFIED PERSONNEL; AND ABILITY TO GENERATE NEW MARKETS FOR OUR PRODUCTS.